Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

K WAVE MEDIA LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

CALCULATION OF REGISTRATION FEE

FORM F-4
(Form Type)

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Fees to be paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	59,160,000	(1)	0.0000333	(2)	$1,972	$0.0001476	0.30
Fees to be paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	1,137,006	(1)	0.0000333	(2)	$38	$0.0001476	0.01
Fees to be paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	2,140,000	(1)	0.0000333	(2)	$72	$0.0001476	.01
Fees to be paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	758,225	(1)	0.0000333	(2)	$26	$0.0001476	.01
Fees to be paid	Equity	Class A Ordinary Shares, $0.0001 par value per share underlying Public Rights(1)	457(f)	920,000	(1)	0.0000333	(2)	$31	$0.0001476	0.01
Fees to be paid	Equity	Class A Ordinary Shares, $0.0001 par value per share underlying Private Rights (1)	457(f)	64,822	(1)	0.0000333	(2)	$2	$0.0001476	—
Fees to be paid	Equity	Warrants to purchase Class A Ordinary Shares, $0.0001 par value per share held by public warrantholders(1)	457(g)	9,200,000	(1)	11.50		105,800,000	$0.0001476	15,616.08
Fees to be paid	Equity	Warrants to purchase Class A Ordinary Shares, $0.0001 par value per share held by private warrantholders(1)	457(g)	648,225	(1)	11.50		7,454,588	$0.0001476	1,101
Fees to be paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	115,000	(1)	0.0000333	(2)	$4	$0.0001476	—

	Total Offering Amounts							$113,260,729	$0.0001476	$16,717.42
	Total Fees Previously Paid									$16,717.43
	Net Fee Due									—

(1)

Based on the maximum number of Class A ordinary shares, $0.0001 par value per share (“Class A Ordinary Shares”), of K Wave Media Ltd. (the “Registrant”) issuable upon a business combination (the “Business Combination”) involving Global Star Acquisition Inc. (“Global Star”), issuable as consideration in connection with the Merger Agreement to holders of ordinary shares of Global Star in accordance with the terms of the Merger Agreement, dated as of June 15, 2023, as modified by the joinder agreement, dated July 13, 2023 and the First Amendment, dated March 11, 2024. This number includes: (i) 59,000,000 Class A Ordinary Shares to be issued to the stockholders of K Enter; (ii) 160,000 Class A Ordinary Shares to be issued to K Enter as a holder of 160,000 shares of Global Star’s founder shares; (iii) 1,137,006 Class A Ordinary Shares to be issued to Global Star’s public stockholders, (iv) 2,140,000 Class A Ordinary Shares to be issued to holders of Global Star’s founder shares; (v) 648,225 Class A Ordinary Shares to be issued to holders of Global Star’s shares of common stock underlying the private units; (vi) 110,000 Class A Ordinary Shares to be issued to holders of Global Star’s convertible loans; (vii) 920,000 Class A Ordinary Shares to be issued to the holders of Global Star’s public rights; (viii) 64,822 Class A Ordinary Shares to be issued to the holders of Global Star’s private rights, (ix) 9,200,000 warrants to purchase Class A Ordinary Shares held by Global Star public warrant holders; (x) 648,225 warrants to purchase Class A Ordinary Shares held by Global Star private warrant holders; and (xi) 115,000 Class A Ordinary Shares to issued to the recipients of the Representative Shares. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended (the “Securities Act”). K Wave Media, a corporation, is a private company, and no market exists for its securities. K Wave Media has an accumulated capital deficit; therefore, pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum offering price is one-third of the aggregate par value of its ordinary shares being acquired in the proposed merger, which is calculated by taking one-third of the product of the par value of $0.0001 and the maximum number of shares of K Wave Media’s shares that may be exchanged in the merger, or 59,160,000 shares of K Wave Media’s ordinary shares (computed as of November 21, 2024, the latest practicable date prior to the date of filing this registration statement, and inclusive of all shares of its ordinary shares issuable upon conversion of any securities convertible into or exercisable for shares).

(3)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001476.